                                                                    Confidential

                                                                    Exhibit 10.4


                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is made effective as of this 1st day of October, 2002, by and between HYBRIDON, INC., a Delaware corporation with its principal place of business at 345 Vassar Street, Cambridge, MA 02139 USA ("Hybridon"), and Pillar SA, a French Limited Liability company with offices located at 4, Rue des Cerisoles, 75008 Paris, France ("Pillar SA"). In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. ENGAGEMENT AND SERVICES. Hybridon hereby engages Pillar SA to render, and Pillar agrees to perform, the consulting services described in EXHIBIT A attached hereto and other such services as may be agreed to in writing by Hybridon and Pillar SA from time to time.

2. TERM. The term of this Agreement the "Consulting Period") shall be deemed to have commenced as of October 1, 2002 and shall continue until January 31, 2003 or upon the early termination by either party pursuant to Section 3.

3.       EARLY TERMINATION.

(a) This Agreement may be terminated without cause by either party upon not less than fifteen (15) days prior written notice by either party to the other.

(b) If Pillar SA ceases performing its Duties under Section 3(a), then the consulting fee shall cease and terminate as of such date.

(c) Upon termination under Section 3(a), neither party shall have any further obligations under this Agreement, except for the obligations which by their terms survive this termination as noted in Section 18 hereof. Upon termination and, in any case, upon Hybridon's request, Pillar SA shall return immediately to Hybridon all Confidential Information, as hereinafter defined, and copies thereof.


4. COMPENSATION. Hybridon shall pay to Pillar SA, monthly in arrears within fifteen (15) days of the last day of the calendar month in which an invoice is received from Pillar SA, a consulting fee and expenses as described and detailed in EXHIBIT B attached hereto. Pillar SA, its employees or agents shall not be entitled to any benefits, coverages, or privileges, including those made available to the employees of Hybridon.

5. CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS. Pillar SA acknowledges that it has, through its duly authorized officer, on or prior to the date of this Agreement, executed and delivered to Hybridon Confidential Disclosure Agreement (the "Confidentiality Agreement"); such Confidentiality Agreement is attached hereto at EXHIBIT C. Pillar SA hereby affirms and ratifies its obligations thereunder.

6.       NONCOMPETITION.

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(a)      During the Consulting Period, Pillar SA shall not engage in any consulting, employment, business, or other activity involving developing, producing, marketing, performing, or selling products or services of the kind or type contemplated (to the knowledge of Pillar
         SA), under development, produced, marketed, performed, or sold by Hybridon while Pillar SA during the Consulting Period, and Pillar SA shall not assist any other person or organization in developing, producing, marketing, performing, or selling such products or services without the prior written consent of Hybridon.

(b) Notwithstanding any other provision of this Agreement, for a period of one (1) year after termination of this Agreement, Pillar SA shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person employed or under contract, whether as a consultant, employee or otherwise, by or to Hybridon during the period of such person's association with Hybridon and one year thereafter.

(c) If any restriction set forth in this Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time, over too great a range of activities, in too broad a geographic area, or for any other reason, it shall be interpreted to extend only to the maximum extent, whether period of time, range of activities, geographic area or other term, as to which it may be enforceable.


7. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective (i) upon personal delivery, (ii) two business days after deposit with an express courier service for delivery no later than two business days after such deposit, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this section 7, or (iii) upon confirmation of transmittal by telecopy, with a hard copy sent in accordance with the preceding clause (ii), to the telecopy number set forth beneath a party's signature below or at such other telecopy number or numbers as either party shall designate to the other in accordance with this section 7.

8. ENTIRE AGREEMENT. This Agreement, together with the Confidentiality Agreement, constitute the entire agreement between the parties with respect to, and supersede all prior agreements and understandings, whether written or oral, relating to, the subject matter of this Agreement. This Agreement may be amended only by the prior written consent of both parties.

9. REPRESENTATIONS AND WARRANTIES. Pillar SA represents and warrants (i) that its retention as a consultant with Hybridon and its performance under this Agreement does not, and shall not, breach any agreement, whether written or oral, that obligates it to keep in confidence any trade secrets or confidential or proprietary information of it or of any other party or to refrain from competing, directly or indirectly, with the business of any other party, (ii) that each of its officers, agents and employees who may have contact with Confidential or proprietary information under this Agreement or who may otherwise be involved with provision of services by Pillar SA hereunder shall be bound by agreements relating to the nondisclosure of confidential information and assignment on terms substantially identical to those contained in the Confidentiality Agreement

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attached at EXHIBIT C hereto, (iii) that the performance of the Duties and
Services as defined in Exhibit A hereto, called for by this Agreement do not and will not violate any applicable law, rule, regulation or any other proprietary or other right of any third party, and (iv) that Pillar SA will not use in the performance of its responsibilities under this Agreement any confidential or proprietary information of any other person or entity.

10. INDEMNIFICATION. Pillar SA hereby indemnifies and agrees to defend and hold harmless Hybridon, its officers and employees from and against any and all claims, demands, and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorney's fees, arising out of or relating to the Duties and Services performed by Pillar SA under this Agreement or the representations and warranties made by Pillar SA pursuant to
Section 9 hereof. Hybridon hereby indemnifies and agrees to defend and hold harmless Pillar SA, its officers and employees from and against any and all claims, demands, and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorney's fees, arising out of or relating to the duties under this Agreement.

11. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, United States of America without giving effect to conflict of laws provisions, whether foreign or domestic.

12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement may be assigned by Hybridon in connection with a merger or sale of all or substantially all of its assets, and in other instances with Pillar's SA consent which consent shall not be unreasonably withheld or delayed. This Agreement may not be assigned by Pillar SA without Hybridon's prior written consent.

13. NECESSARY ACTS. Pillar SA agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

14. COMPLIANCE WITH LAW. In connection with the services and duties rendered hereunder, Pillar SA agrees to abide by all United States federal, state and local laws, ordinances and regulations and all other applicable laws, ordinances and regulations.

15. REMEDY FOR BREACH. The parties agree that in the event of breach or threatened breach of this Agreement, the damage or imminent damage to the value and the goodwill of Hybridon's business will be immeasurable, therefore any remedy at law or in damages may be inadequate. Accordingly, the parties agree that Hybridon shall be entitled to, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation or threatened violation of Pillar's SA obligations hereunder.

16. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof. All waivers by shall be in writing.

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17. INDEPENDENT CONTRACTOR. The relationship between Pillar SA and Hybridon under this Agreement is that of independent contractor under a "work for hire" relationship. All work product developed by Pillar SA shall be deemed owned and assigned to Hybridon. This Agreement is not authority for Pillar SA to act or on behalf of Hybridon as its agent or make commitments for Hybridon.

18. SURVIVAL. The provisions of Sections 5, 6, 9, 10, 11, 13, 14 and 15 of this Agreement shall survive the expiration of the term or the early termination of this Agreement. This Agreement supersedes all prior agreements, written or oral, between Pillar SA and Hybridon relating to the subject matter of this Agreement.

19. EXECUTION AND COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


HYBRIDON, INC.                           PILLAR SA

By: /s/ Stephen R. Seiler                By: /s/ Youssef El Zein
    ------------------------------       ----------------------------------

Name:    Stephen R. Seiler               Name:    Youssef El Zein

Title:   Chief Executive Officer         Title:   Chief Executive Officer

Telecopy: 617.679.5542                   Telecopy: 011.331.4070.8009





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                                                                    Confidential
                                    EXHIBIT A


DUTIES AND SERVICES.

Hybridon's shareholder base continues to include a substantial percentage of overseas shareholders. These shareholders have been long-term holders of Hybridon securities and have continued to support Hybridon's business plan and scientific discovery efforts.

          (a) Pillar's SA duties and responsibilities to Hybridon will consist of substantial support for the International Investor Relations ("IR") efforts of Hybridon with the purpose of:

     1. Maintaining the continued support of the current long term shareholders,

     2. Increasing the visibility of Hybridon among European institutional investors

     3.   Actively seeking out the interest of new investors in Hybridon.

To achieve the above purpose, Pillar SA will work closely with Hybridon management and at the request of Hybridon on the following services over the Consulting Period:

     1. Advise Hybridon on the structure of a new corporate presentation to address the international investors of Hybridon and to continuously update this presentation as the developments in Hybridon dictate.

     2. Identify the current long-term shareholders of Hybridon, establish direct contact, supply them with the latest corporate information package approved by Hybridon and maintain a dialogue to respond to their queries within the FD rules and regulations and all other applicable securities laws.

     3. Identify interested biotech institutional investors in Europe and particularly in France, Belgium Denmark and Switzerland and develop their interest in Hybridon through information supply and direct meetings.

     4. Organize frequent (at least once a month) conference calls between Hybridon management and interested existing and new investors to enter into direct dialogues following initial contact by Pillar SA.

     5. Organize and participate in at least two "road shows" (or equivalent investor presentations) over the four month period, giving Hybridon management the opportunity to meet with new and exiting investors and generally raising awareness and interest in Hybridon.

(collectively, the "Duties" or "Services").

          (b) Pillar SA agrees that during the Consulting Period it will devote at least ten (10) days per month to its Duties. Pillar SA will supply Hybridon management with periodic progress reports on its activities to include the following:

     1. Lists of the long-term shareholders that will be contacted including their investment history in Hybridon and their investment objective. These are estimated to be in excess of 40 shareholders whose current holdings exceed 20 million shares of the outstanding common equity of Hybridon, all of whom participated in the EEP in the summer of 2001.

     2. Reactions and questions raised by these shareholders for Hybridon to respond to.

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                                                                    Confidential

     3. Lists of new investors contacted, including their profile and investment objective to allow Hybridon to position itself with these new investors to respond to their investment criteria.

     4. Questions raised by the new investors for Hybridon to address in their periodic conference calls and road shows to be organized by Pillar SA.

Pillar SA will continue to enter into discussions with Hybridon management to update the proposed IR campaign and to recommend IR strategy to respond to the findings so as to render this campaign an interactive and responsive one to ensure its success. The information supplied by Pillar SA to Hybridon during this Consulting Period will be comprehensive to allow Hybridon to update its data base on its investors and to give Hybridon the tools to move forward in the future with other campaigns as it sees fit.

In addition to the above, Hybridon may periodically provide Pillar SA with a schedule of the requested hours, responsibilities and deliverables for the applicable period of time. The Duties will be scheduled on an as-needed basis.

         (c) Pillar SA represents and warrants to Hybridon that it is under no contractual or other restrictions or obligations which are inconsistent with the execution of this Agreement, or which will interfere with the performance of his/her Duties. Pillar SA represents and warrants that the execution and performance of this Agreement will not violate any policies or procedures of any other person or entity for which he/she performs Services concurrently with those performed herein.

         (d) In performing the Services, Pillar SA shall comply, to the best of his/her knowledge, with all business conduct, regulatory and health and safety guidelines established by Hybridon for any governmental authority with respect to Hybridon's business.


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                                                                    Confidential

                                    EXHIBIT B

CONSULTING FEES AND EXPENSES.

         (a) Subject to the provisions hereof, Hybridon will pay Pillar SA a consulting fee of fifteen thousand (US$15,000.00) Dollars for each full month of Duties and Services, as described in Exhibit A, provided to the Company during the term of this Agreement (the "Consulting Fee"). Pillar SA shall submit monthly an invoice, including a listing of hours, the Duties and Services performed and a summary of activities. Hybridon shall pay to Pillar SA, monthly in arrears within fifteen (15) days of the last day of the calendar month in which an invoice is received from Pillar SA.

         (b) Pillar SA shall be entitled to reimbursement for all expenses incurred in the performance of its Duties or Services, upon submission and approval of written statements and receipts in accordance with the then regular procedures of Hybridon. In accordance with expense reimbursement rates approved by Hybridon's Board of Directors, the following limits shall be in effect under the Agreement:

     - Hotel - not to exceed two hundred and seventy-five (US$275.00) dollars per night;

     - Meals - not to exceed one hundred and twenty-five (US$125.00) dollars per day;

     -   Airfare for International travel - Business Class

     -   Airfare for travel within Europe or within the US - Economy Class

     - Total for all expenses during the term of the Agreement - not to exceed twenty thousand (US$20,000.00) dollars over the period of engagement without prior written approval.

         (c) Pillar SA agrees to pay all taxes including, self-employment taxes and withholding taxes due in respect of the Consulting Fee and any other fees or expenses payable hereto and to indemnify Hybridon in the event Hybridon is required to pay any such taxes on behalf of Pillar SA.


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                                                                    Confidential

                                    EXHIBIT C

[Attach executed copy of Confidential Disclosure Agreement (Confidentiality Agreement")]




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